Exhibit 99.2

Twenty-First Century Fox, Inc.

ARBN 111 480 561

(a Delaware corporation whose members have limited liability)

Suite 129, Level 1, Frank Hurley Bldg, Fox Studios Australia

38 Driver Avenue

Moore Park NSW 2021

Australia

T 02 9383 4035

F 02 9383 4004

Email: catherine.mcdonnell@foxaus.com

5 February 2014

The Market Announcements Office

ASX Limited

Correction Notice to Fox Appendix 3Es

This is a correction notice for the following Twenty-First Century Fox, Inc Appendix 3Es lodged on 3, 4 and 5 February 2014.

Appendix 3E dated 3 February 2014

Section 4 - Previous Day: The consideration paid or payable for the NASDAQ Class A shares us US$24,122,534 not US$21,122,534.

Appendix 3E dated 4 February 2014

Section 4 - Before Previous Day: The consideration paid or payable for the NASDAQ Class A shares is US$8,790,222,398 not US$8,787,222,398.

Appendix 3E dated 5 February 2014

Section 4 - Before Previous Day: The consideration paid or payable for the NASDAQ Class A shares is US$8,830,222,333 not US$8,827,222,333.

Yours sincerely

/s/ Catherine McDonnell

Catherine McDonnell

Assistant Corporate Secretary, Twenty-First Century Fox, Inc.